                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
Contact:
Bruce Johnson                                           Matt Hayden
eResearchTechnology, Inc.                               Hayden Communications
215-282-5580                                            858-456-4533




     eResearchTechnology Reports Record First Quarter Revenues and Earnings

   Company Reports 92% Increase in Revenues to $26.1 Million and 196% Increase
                in Net Income, Resulting in Diluted EPS of $0.20;
              eRT Raises 2004 Full Year EPS Guidance to $0.88-$0.90

PHILADELPHIA, PA April 21, 2004/PRNewswire-FirstCall/ -- eResearchTechnology, Inc. (Nasdaq: ERES; eRT or the company), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today first quarter results for the period ended March 31, 2004.

The company reported record first quarter revenues of $26.1 million, a 92% increase compared to $13.6 million in revenue reported for the first quarter of 2003. The first quarter revenues also represented a 24% increase over revenue for the fourth quarter of 2003. eRT reported net income for the first quarter of 2004 of $7.3 million, or $0.20 per diluted share, an increase of 196% compared with $2.5 million, or $0.07 per diluted share for the first quarter of 2003. The company's effective tax rate was 40.2% for the first quarter of 2004, versus 37.3% for the prior year quarter.

"The solid improvements in our results and subsequent increased guidance reflect the strong demand for our technology and services," commented Joe Esposito, eRT's President and Chief Executive Officer. "We continue to see momentum across all our product and service offerings, as this quarter represents further acceleration in our growth leading to record margins and profitability for the company. Furthermore, the quarter served to reinforce the strong demand for Thorough Phase I studies resulting in a record backlog with excellent visibility for the future. Given the positive atmosphere, record backlog, and strong demand for our products and services, the company plans to continue investments in technology and infrastructure to ensure uniform delivery of quality service worldwide."

 Some of the highlights of the first quarter included:

         o The company completed the quarter with a backlog of $107 million, the highest in its history and an increase from $102 million as of December 31, 2003, and $44 million at the end of the prior year first quarter. The backlog includes only $2 million for studies awarded under the three year, $15 million franchise agreement that was recently announced.



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         o  The first quarter of 2004 marked the 13th consecutive quarter that the company posted a sequential increase in revenues and operating income.

         o eRT completed the quarter with $62.1 million in cash and short-term investments, an increase of $10.1 million from the fourth quarter of 2003.

         o The company's gross margin improved to 67.5% from 66.2% in the fourth quarter of 2003 and from 60.8% in the first quarter of 2003.

         o The company increased its annual license revenues by 63% to $949,000 in the first quarter from the year earlier period and its cardiac safety revenues by 105% from the year earlier period.

         o The company grew its EDC/Data Management products revenue by 46% to $4.4 million, versus the year earlier period.

         o In the first quarter, eRT entered into nine Thorough Phase I agreements for drugs in later stage development. The value of these studies totaled more than $10 million.

         o eRT signed an agreement with Inveresk, one of the world's largest clinical research organizations. Inveresk will conduct clinical trials at its Phase I unit in Edinburgh, Scotland while eRT will perform the digital collection and interpretation of cardiac safety data. This will expand eRT's Thorough Phase I ECG partnership program to Europe.

2004 Guidance

The company issued the following guidance for the remainder of 2004. It expects to report second quarter revenues for the period ended June 30, 2004 of $27.5 million to $28.0 million and to generate earnings of $0.21 to $0.22 per diluted share. The company also raised its estimates for the full year. It now expects revenues of $114 million to $116 million, exceeding the company's previous guidance of $107 million to $109 million. The revised guidance represents at least a 70% increase in revenues from the full year 2003. It also expects full year diluted earnings per share of $0.88 to $0.90, exceeding previous guidance of $0.82 to $0.84. The current guidance assumes a tax rate of 40.2% for 2004, which is an increase from the previous guidance of 39.7%. The revised guidance does not include the impact of any stock splits.

Mr. Esposito and Bruce Johnson, the company's Chief Financial Officer, will hold a conference call to discuss these results. The conference call will take place at 4:45 p.m. EDT on April 21, 2004. Interested participants should call 877-715-5321 when calling within the United States or 973-582-2785 when calling internationally. There will be a playback available until May 21, 2004. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4673109 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at eRT's web site at www.eRT.com. The webcast may also be accessed at ViaVid's website at www.viavid.net/detailpage.aspx?sid=00001AF9. The webcast can be accessed until May 21, 2004 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2004 guidance, involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


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                   eResearchTechnology, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                  (unaudited)


                                               Three Months Ended March 31,
                                                   2003             2004
                                                 ---------        ---------
Net revenues:
      Licenses                                   $  1,189         $  2,453
      Services                                     12,394           23,639
                                                 ---------        ---------

Total net revenues                                 13,583           26,092
                                                 ---------        ---------

Costs of revenues:
      Cost of licenses                                144              122
      Cost of services                              5,187            8,348
                                                 ---------        ---------

Total costs of revenues                             5,331            8,470
                                                 ---------        ---------

Gross margin                                        8,252           17,622
                                                 ---------        ---------

Operating expenses:
      Selling and marketing                         1,823            2,453
      General and administrative                    1,509            2,150
      Research and development                      1,064              973
                                                 ---------        ---------

Total operating expenses                            4,396            5,576
                                                 ---------        ---------

Operating income                                    3,856           12,046
Other income, net                                      56              108
                                                 ---------        ---------

Income before income taxes                          3,912           12,154
Income tax provision                                1,457            4,886
                                                 ---------        ---------

Net income                                       $  2,455         $  7,268
                                                 =========        =========

Basic net income per share                       $   0.08         $   0.21
                                                 =========        =========

Diluted net income per share                     $   0.07         $   0.20
                                                 =========        =========

Shares used to calculate basic net
      income per share                             32,202           33,955
                                                 =========        =========

Shares used to calculate diluted net
      income per share                             34,998           36,937
                                                 =========        =========




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                   eResearchTechnology, Inc. and Subsidiaries
                           Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                                    December 31, 2003      March 31, 2004
                                                                    -----------------     -----------------
                                                                                             (unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                                           $ 38,364             $  41,192
     Short-term investments                                                13,558                20,862
     Accounts receivable, net                                              13,947                18,182
     Prepaid expenses and other                                             2,219                 3,203
     Deferred income taxes                                                    277                   277
                                                                         ---------            ----------
          Total current assets                                             68,365                83,716

Property and equipment, net                                                16,416                18,519
Goodwill                                                                    1,212                 1,212
Investments in non-marketable securities                                      509                   509
Other assets                                                                  168                   175
Deferred income taxes                                                       5,308                 4,315
                                                                         ---------            ----------

                                                                         $ 91,978             $ 108,446
                                                                         =========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $  3,513             $   3,507
     Accrued expenses                                                       4,446                 3,780
     Income taxes payable                                                   1,584                 1,590
     Current portion of capital lease obligations                             644                   590
     Deferred revenues                                                     12,401                17,784
                                                                         ---------            ----------
          Total current liabilities                                        22,588                27,251
                                                                         ---------            ----------

Capital lease obligations, excluding current portion                          131                    25
                                                                         ---------            ----------

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                           -                     -
     Common stock-$.01 par value, 50,000,000 shares authorized,
          36,490,609 and 36,874,888 shares issued, respectively               365                   369
     Additional paid-in capital                                            54,420                58,930
     Accumulated other comprehensive income                                 1,038                 1,167
     Retained earnings                                                     16,826                24,094
     Treasury stock, 2,708,346 shares at cost                              (3,390)               (3,390)
                                                                         ---------            ----------

          Total stockholders' equity                                       69,259                81,170
                                                                         ---------            ----------

                                                                         $ 91,978             $ 108,446
                                                                         =========            ==========



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                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                                                   Three Months Ended March 31,
                                                                                     2003                 2004
                                                                                 -------------        -------------
Operating activities:
   Net income                                                                        $  2,455             $  7,268
   Adjustments to reconcile net income to net cash
       provided by operating activities:
           Depreciation and amortization                                                1,097                2,006
           Provision for uncollectible accounts                                             -                   39
           Stock option income tax benefits                                             1,475                3,647
           Changes in operating assets and liabilities:
              Accounts receivable                                                      (2,156)              (4,188)
              Prepaid expenses and other                                                 (151)                (995)
              Accounts payable                                                           (416)                 (14)
              Accrued expenses                                                           (545)                (669)
              Income taxes                                                               (381)                 960
              Deferred revenues                                                          (248)               5,349
                                                                                     ---------            ---------
                  Net cash provided by operating activities                             1,130               13,403
                                                                                     ---------            ---------

Investing activities:
   Purchases of property and equipment                                                 (1,677)              (4,035)
   Purchases of short-term investments                                                 (1,800)             (10,900)
   Proceeds from sales of short-term investments                                          292                3,596
                                                                                     ---------            ---------
                  Net cash used in investing activities                                (3,185)             (11,339)
                                                                                     ---------            ---------

Financing activities:
   Repayment of capital lease obligations                                                (145)                (161)
   Proceeds from exercise of stock options                                              1,720                  867
                                                                                     ---------            ---------
                  Net cash provided by financing activities                             1,575                  706
                                                                                     ---------            ---------

Effect of exchange rate changes on cash                                                   (87)                  58
                                                                                     ---------            ---------

Net increase (decrease) in cash and cash equivalents                                     (567)               2,828
Cash and cash equivalents, beginning of period                                         17,443               38,364
                                                                                     ---------            ---------

Cash and cash equivalents, end of period                                             $ 16,876             $ 41,192
                                                                                     =========            =========